Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                           AIM GLOBAL CORE EQUITY FUND

A Special Meeting ("Meeting") of Shareholders of AIM Global Core Equity Fund (formerly AIM Global Value Fund), an investment portfolio of AIM Funds Group, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                 Withheld/
Matters                                           Votes For    Abstentions**
-------                                          -----------   -------------
(1)*   Bob R. Baker...........................   136,849,147     4,123,920
       Frank S. Bayley........................   136,856,960     4,116,107
       James T. Bunch.........................   136,850,068     4,122,999
       Bruce L. Crockett......................   136,834,285     4,138,782
       Albert R. Dowden.......................   136,851,266     4,121,801
       Jack M. Fields.........................   136,893,917     4,079,150
       Martin L. Flanagan.....................   136,889,028     4,084,039
       Carl Frischling........................   136,837,466     4,135,601
       Prema Mathai-Davis.....................   136,840,379     4,132,688
       Lewis F. Pennock.......................   136,853,427     4,119,640
       Larry Soll, Ph.D.......................   136,708,623     4,264,444
       Raymond Stickel, Jr. ..................   136,747,468     4,225,599
       Philip A. Taylor.......................   136,731,527     4,241,540

                                                                                Withheld/      Broker
                                                  Votes For    Votes Against   Abstentions    Non-Votes
                                                 -----------   -------------   -----------   ----------
(2)*   Approve an amendment to the Trust's
       Agreement and Declaration of Trust
       that would permit the Board of
       Trustees of the Trust to terminate the
       Trust, the Fund, and each other series
       portfolio of the Trust, or a share
       class without a shareholder vote.......    89,092,876     12,597,596     4,024,351    35,258,244

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Funds Group.

**   Includes Broker Non-Votes.

                                                                                Withheld/      Broker
Matter                                            Votes For    Votes Against   Abstentions    Non-Votes
------                                           -----------   -------------   -----------   ----------
(3)    Approve a new sub-advisory agreement
       between Invesco Aim Advisors, Inc. and
       each of AIM Funds Management, Inc.;
       Invesco Asset Management Deutschland,
       GmbH; Invesco Asset Management
       Limited; Invesco Asset Management
       (Japan) Limited; Invesco Australia
       Limited; Invesco Global Asset
       Management (N.A.), Inc.; Invesco Hong
       Kong Limited; Invesco Institutional
       (N.A.), Inc.; and Invesco Senior
       Secured Management, Inc................    10,703,422      539,593        480,649      2,537,573

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 28, 2007 with the SEC under Accession number 0000950134-07-026299.